Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 15, 2002 (except for the third paragraph of Note 12 as to which the date is May 6, 2002) in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-84726) and related Prospectus of Computer Programs and Systems Inc. for the registration of 3,000,000 shares of common stock.

/s/ ERNST & YOUNG LLP

Birmingham, Alabama
May 17, 2002